Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-223355) and on Form S-8 (Nos. 333-137469, 333-137468, 333-136620, 333-102362, 333-75242, 333-75226, 333-75050, 333-103765, 333-105804, 333-146592, 333-182700 and 333-211268) of Prudential Financial, Inc. of our report dated February 14, 2020 relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

New York, New York
February 14, 2020